EXHIBIT 12.1

July 6, 2016

First Sentry Bancshares, Inc.

823 Eighth Street

Huntington, WV 25701

RE:	Regulation A Offering Statement on Form 1-A

Gentlemen:

This opinion is rendered in connection with the Regulation A Offering Statement on Form 1-A (the “Offering Statement”) which has been filed by First Sentry Bancshares, Inc. (“First Sentry”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), with respect to the proposed offering and sale of 123,319 shares of common stock of First Sentry, $1.00 par value (the “Stock”) issuable in connection with the proposed merger of Rock Branch Community Bank, Inc., a West Virginia banking corporation, with its principal office and place of business located in Nitro, West Virginia, and First Sentry Bank, Inc., a West Virginia banking corporation, with its principal place of business located in Huntington, West Virginia (the “Company”), the Company being a wholly-owned subsidiary of First Sentry, pursuant to the Agreement and Plan of Merger dated as of March 25, 2016, and the related merger documents dated as indicated in the Offering Statement, all of which are included in the Offering Statement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Articles of Incorporation of First Sentry in effect as of the date hereof; (b) the By-Laws of First Sentry in effect as of the date hereof; (c) resolutions adopted by the Board of Directors of First Sentry on March 15, 2016; (d) the Offering Statement; (e) the Agreement and Plan of Merger dated March 25, 2016; and (f) certificates of public officials and officers of First Sentry. In addition, we have relied, with respect to certain factual matters, on oral and written representations and statements of First Sentry and documents furnished to us by First Sentry. We have also assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

We have relied solely upon the examinations and inquiries recited herein and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any fact and no inference as to our knowledge of any fact should be drawn.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Stock, when issued by First Sentry pursuant to the Agreement, will be validly issued, fully paid, and nonassessable.

Members of our firm are admitted to the Bar of the State of West Virginia and we express no opinion as to the laws of any jurisdiction other than the laws of the State of West Virginia and the laws of the United States of America. This opinion is based upon the applicable laws in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the use of this opinion as an exhibit to the Offering Statement and to the reference of our firm under the caption “Legal Matters” in the Offering Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Offering Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

DINSMORE & SHOHL LLP

/s/ Thomas J. Murray

Thomas J. Murray

TJM/cgd